CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The GoodHaven Funds Trust and to the use of our report dated March 8, 2016 on the financial statements of the GoodHaven Fund, a series of The GoodHaven Funds Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 8, 2016